Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

SMITH & NEPHEW PLC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value of $0.20 per Ordinary Share ("Ordinary Shares")	(1)	457(a)	2,200,000		$29.55	$65,010,000.00	0.0001476	$9,595.47
Fees to be Paid	Equity	American Depositary Shares, each representing two Ordinary Shares ("ADSs")	(2)	Other	1,100,000	$		$0.00	0.0001476	$0.00

Total Offering Amounts:								$65,010,000.00		9,595.47
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$9,595.47

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of Ordinary Shares of Smith & Nephew plc (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Ordinary Shares.
(2)	ADSs, evidenced by American Depositary Receipts ("ADRs") issuable upon deposit of Ordinary Shares of the Registrant, have been registered pursuant to a Registration Statement on Form F-6 filed with the Securities and Exchange Commission on September 23, 2019. Each ADS represents two Ordinary Shares.

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices for an ADR reported on the New York Stock Exchange on August 13, 2024, which average was $29.55 and, therefore represents $14.77 per Ordinary Share.

Rounded up to the nearest cent.

The Registrant does not have any fee offsets.